UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2022

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2022, Cosmos Holdings Inc., or the Company, entered into a securities purchase agreement, or the Purchase Agreement, with certain investors and an insider for a private placement of the Company’s securities (the “Private Placement”).

The Private Placement consisted of the sale of 6,000 shares of the Company’s Series A Convertible Preferred Stock, or the Series A Shares, at a price of $1,000.00 per share, and 2,000,000 warrants to purchase shares of common stock, or the Warrants, for aggregate gross proceeds of approximately $6 million.  The closing of the Private Placement occurred on February 28, 2022. As a condition to the closing of the sale, the Company’s common stock received conditional approval for listing and trading on the Nasdaq Capital Market and commenced trading on February 28, 2022, under the trading symbol COSM. The Series A Shares and Warrants are collectively referred to herein as the Preferred Shares.

In the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents for 90 days from closing of the Private Placement.

The Company has granted the holders of the Series A Shares participation rights for 12 months and up to 25% on any capital raises by the Company of Common Stock or Common Stock Equivalents.

The Company and the holders of the Series A Shares also entered into a registration rights agreement (the “Registration Rights Agreement”) to register the resale of the shares of common stock issuable upon conversion of the Series A Shares and the shares of common stock issuable upon exercise of the Warrants.

On February 24, 2022, the Company filed a Certificate of Designations (“COD”) of Rights and Preferences of Series A Convertible Preferred Stock designated the rights and preferences of the Series A Shares.  The Series A Shares are convertible into shares of the Company’s common stock at the lower of (i) $3.00 or (ii) 80% of the average VWAP for the Company’s common stock for the five (5) trading days immediately following the effectiveness of the resale registration statement. The Series A Shares rank senior to all of the Company’s Common Stock and any other equity securities that the Company may issue in the future with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up.  While the Series A Shares are outstanding, the Company may not amend, alter or change adversely the powers, preferences or rights given to the Series A Shares, create, or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company), including any class or series of capital stock of the Company that ranks superior to or in parity with the Series A Shares, alter, amend, modify, or repeal its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Shares, increase or decrease the number of authorized shares of Series A Shares, any agreement, commitment or transaction that would result in a Change of Control, any sale or disposition of any material assets outside of the ordinary course of business of the Company, any material change in the principal business of the Company, including the entry into any new line of business or exit of any current line of business, and circumvent a right or preference of the Series A Shares. Any holder of the Series A Shares shall have the right by written election to the Company to convert all or any portion of the outstanding shares of Series A Preferred Shares. Immediately upon effectiveness of a registration statement registering for resale all of the Registrable Securities (as defined in the Registration Rights Agreement), all outstanding shares of Series A Preferred Shares shall automatically convert into Common Stock, subject to certain beneficial ownership limitations.

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The Warrants are exercisable at $3.30 per share, or 110% of the Series A Shares initial conversion price, subject to certain adjustments, and will expire five and one-half years following the initial exercise date of the Warrants.

The Series A Shares, the shares of common stock issuable upon conversion of the Series A Shares, and the Warrants are being issued in reliance upon the exemption from the securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and/or Rule 506 of Regulation D as promulgated by SEC under the 1933 Act. The Series A Shares, the shares of common stock issuable upon conversion of the Series A Shares, and the Warrants have not been registered under the 1933 Act and may not be offered or sold in the United States absent registration under the 1933 Act or an applicable exemption from the registration requirements of the 1933 Act.

The Company expects to use the proceeds from the Private Placement for working capital purposes.

The above descriptions of the material terms of the Private Placement, the Purchase Agreement, the Registration Rights Agreement, the Series A Shares and Warrants do not purport to be complete and are qualified in their entirety by reference to the Form of Purchase Agreement, the Form of Registration Rights Agreement, the Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock and the Form of Warrant to Purchase Common Stock, which are filed as Exhibits 10.1, 10.2, 3.1 and 3.2, respectively, to this Current Report on Form 8-K, or this Current Report, and which are incorporated herein by reference. The representations, warranties, and covenants made by the Company in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to investors. Moreover, such representations, warranties, and covenants were made as of February 28, 2022. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of the Company’s affairs.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2022, the Company filed an amended COD for its Series A Preferred Stock (the “Series A Preferred Stock”) with the state of Nevada.

The Series A Shares are convertible into shares of the Company’s common stock at the lower of (i) $3.00 or (ii) 80% of the average VWAP for the Company’s common stock for the five (5) trading days immediately following the effectiveness of the resale registration statement.

The foregoing summary of Series A Preferred Stock are qualified in their entirety by reference to, and should be read in conjunction with, the complete text of the COD, which is attached to this Current Report on Form 8-K as Exhibit 3.1.

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Item 8.01 Other Events.

On February 28, 2022, the Company issued a press release announcing the closing of the Private Placement. The full text of the press release issued in connection with the closing of the Private Placement is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report nor the inclusion in the press release of a reference to the Company’s website shall, under any circumstances, be deemed to incorporate the information available on the Company’s website into this Current Report. The information available at the Company’s website is not part of this Current Report or any other report filed by the Company with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock
3.2	Form of Warrant to Purchase Common Stock
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: March 1, 2022	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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